DATAWATCH ANNOUNCES FISCAL THIRD QUARTER 2013 FINANCIAL RESULTS

Third Quarter Performance Results in the Highest Quarterly Revenue in the Company’s History

Chelmsford, Mass.—July 25, 2013—Datawatch Corporation (NASDAQCM: DWCH), the leading global provider of information optimization solutions, today announced that total revenue for its third quarter ended June 30, 2013 was $7.83 million, an increase of 9% from revenue of $7.17 million in the third quarter a year ago. License revenue for the third quarter of fiscal 2013 was $5.01 million, an increase of 7% from the $4.70 million recorded in the comparable quarter a year ago. Net loss for the third quarter of fiscal 2013 was $666,000, or $0.10 per diluted share, compared to net income of $548,000, or $0.08 per diluted share, for the year ago period. Excluding the effects of the non-cash amortization associated with the purchase of the Monarch intellectual property in March 2012 as well as non-cash stock compensation costs, the Company’s non–GAAP net income for its third fiscal quarter of 2013 was $525,000, or $0.08 per diluted share, compared to $1,376,000, or $0.20 per diluted share in the third fiscal quarter of 2012. Panopticon transaction related costs of approximately $600,000 were included in the expenses for the third fiscal quarter of 2013.

Third quarter 2013 results do not include any contribution from Datawatch’s recently-announced agreement to acquire Panopticon Software AB, a transaction that is expected to be completed during Datawatch’s fourth fiscal quarter of 2013.

“We continue to vigorously pursue our strategy to drive the adoption of our Information Optimization solutions throughout the market and deliver on our growth plans,” said Michael A. Morrison, President and Chief Executive Officer of Datawatch. “Every day, more and more organizations recognize the value that our Information Optimization platform delivers by transforming the wide variety of data formats and sources to augment Big Data and business intelligence solutions, and more industry analysts are identifying Datawatch as a thought leader in this rapidly emerging market. While we clearly have not reached our full potential, we are encouraged by our building reputation in the market and recent successes in converting our market message to revenue opportunities, especially in the growing market for advanced analytics on documents stored in enterprise content management systems. For these reasons, we remain confident that our revenue performance will significantly increase in the coming quarters.”

Mr. Morrison added, “The acquisition of Panopticon, which we announced last month, also presents exciting opportunities for Datawatch. As we have stated, we believe this acquisition is a transformative event for our company. Industry analysts describe the visual discovery market as ‘white hot’ and the demand for real-time solutions is growing rapidly. Moreover, media and industry attention to our planned acquisition of Panopticon has raised greater awareness of our Information Optimization solutions and provides us with a larger stage to promote the value of data variety in Big Data visual discovery solutions. Once we finalize the Panopticon acquisition as expected in our fiscal fourth quarter, Datawatch will be the only vendor in the analytics market able to deliver robust visual discovery solutions, in real time, against a wide variety of data formats and sources. We intend to aggressively promote these capabilities across all industries, including capital markets where Panopticon today is recognized as the undisputed leader in real-time visual discovery. We are already well underway with our plans to quickly and seamlessly integrate Panopticon into Datawatch, so that together, we can accelerate our revenue growth in the coming quarters. If the combined organization delivers on the potential we see in the market, we believe we have a real opportunity to disrupt the traditional business analytics market, to the benefit of our customers, partners and shareholders.”

Third Quarter Business Highlights

•	Datawatch entered into an OEM agreement with one of the world’s largest healthcare information technology providers to embed Datawatch Report Mining Server with this healthcare provider’s content management solution in order to deliver robust content analytics to healthcare organizations of all sizes.
•	Datawatch expanded its partner channel by adding 15 new partners globally, including new partnerships with Carahsoft, LeapPoint and NEWave in the United States, Infoconnect in Malaysia, Megalegend in Hong Kong, Dawin and Softline in South Korea and RDGS in Poland.
•	Datawatch customers The Fauquier Bank and Phelps County Regional Medical Center received Ventana Research 2013 Business Technology Leadership Awards in the areas of Governance, Risk & Compliance and Information Optimization, respectively. The Ventana Research 2013 Leadership Awards program showcases technology vendors who have worked with their customers to advance the potential of their organizations through the use of applications and technology.
•	Datawatch closed a significant six figure transaction with ASG in connection with a newly established partnership and the settlement of a prior dispute.
•	Datawatch continued its success in content management analytics and transformation with significant Datawatch Report Mining Server wins with two major financial institutions. Datawatch Report Mining Server will be deployed to access and leverage terabytes of valuable information trapped in business documents stored in IBM and Saperion enterprise content management systems.

Third Quarter Financial Highlights

•	Cash and short-term investments were $10.42 million at June 30, 2013, up 8% from $9.68 million at March 31, 2013 and up 33% from $7.84 million at June 30, 2012.
•	Gross margin for the third fiscal quarter of 2013 was 85.3%, compared to 84.0% for the second fiscal quarter of 2013 and 83.8% for the third fiscal quarter of 2012.
•	Days sales outstanding were 60 days at June 30, 2013, compared to 57 days at March 31, 2013 and 65 days at June 30, 2012.
•	There were 3 six-figure deals in the third fiscal quarter, as compared to 5 six-figure deals in the third fiscal quarter of 2012.
•	The average deal size in the third fiscal quarter was $60,000, as compared to $60,000 in the third fiscal quarter of 2012.

“We continue to improve our balance sheet, as we added more than $700,000 to Datawatch’s cash balances in the third quarter, closing the quarter with more than $10 million,” said James Eliason, Chief Financial Officer of Datawatch. “As a result, we are in a strong financial position to better execute on our recently announced acquisition of Panopticon, and aggressively roll out sales and marketing initiatives to take advantage of the large opportunity we see in the market. Our financial performance has also enabled us to reach a preliminary understanding with our lenders to refinance our existing debt in light of changes in the commercial credit market to reduce our interest costs substantially.”

Investor Conference Call and Webcast
The senior management of Datawatch will host a conference call and webcast to discuss the third quarter results this afternoon, Thursday, July 25, 2013 at 4:30 pm ET. To access the call, please dial 1-877-407-0782. Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=171188. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQCM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch’s products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of Datawatch’s industry leading solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies and the acquisition of Panopticon; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarters ended December 31, 2012 and March 31, 2013.   Any forward-looking statements should be considered in light of those factors.

Additional Information Regarding Panopticon Acquisition:

In connection with the proposed acquisition of Panopticon and solicitation of stockholder approval of the issuance of Datawatch stock in connection with the proposed acquisition, Datawatch will file with the Securities and Exchange Commission (the “SEC”) a definitive Proxy Statement as well as other relevant documents. Shareholders are urged to read the Proxy Statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. You will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Datawatch and Panopticon, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents for Datawatch, free of charge, at www.datawatch.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Copies of the Proxy Statement and any SEC filings incorporated by reference in the Proxy Statement can also be obtained, free of charge, by directing a request to Datawatch Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824, (978) 441-2200.

Datawatch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datawatch stockholders in connection with the proposed acquisition. Information about Datawatch’s directors and executive officers is set forth in the proxy statement for its 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 28, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed acquisition when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

# # #

Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

© 2013 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

REVENUE:
Software licenses	$5,007	$4,699	$13,634	$13,182
Maintenance	2,409	2,106	7,042	5,683
Professional services	411	368	803	1,126
Total revenue	7,827	7,173	21,479	19,991

COSTS AND EXPENSES:
Cost of software licenses	549	509	1,602	1,743
Cost of maintenance and services	602	668	1,697	2,019
Sales and marketing	4,398	3,244	12,391	9,041
Engineering and product development	759	730	2,361	2,048
General and administrative	2,038	1,289	4,475	3,469
Total costs and expenses	8,346	6,440	22,526	18,320

(LOSS) INCOME FROM OPERATIONS	(519)	733	(1,047)	1,671
Other expense	(148)	(175)	(466)	(285)

(LOSS) INCOME BEFORE INCOME TAXES	(667)	558	(1,513)	1,386
Income tax (benefit) provision	(1)	10	1	75

NET (LOSS) INCOME	$(666)	$548	$(1,514)	$1,311

Net (loss) income per share - Basic	$(0.10)	$0.09	$(0.24)	$0.21

Net (loss) income per share - Diluted	$(0.10)	$0.08	$(0.24)	$0.20

Weighted Average Shares Outstanding - Basic	6,495	6,288	6,434	6,224

Weighted Average Shares Outstanding - Diluted	6,495	6,775	6,434	6,653

Non-GAAP Disclosure - Reconciliation of Net (Loss) Income to Net Income Excluding the Effects of Certain Items:

GAAP Net (Loss) Income	$(666)	$548	$(1,514)	$1,311
Add-back Amortization of Monarch IP	431	431	1,292	440
Add-back Share-Based Compensation	760	227	1,922	560
Add-back Restructuring Severance Charges	-	170	-	183

Net income (non-GAAP)	$525	$1,376	$1,700	$2,494

Net income per share - Basic	$0.08	$0.22	$0.26	$0.40

Net income per share - Diluted	$0.08	$0.20	$0.25	$0.37

Weighted Average Shares Outstanding - Basic	6,495	6,288	6,434	6,224

Weighted Average Shares Outstanding - Diluted	6,915	6,775	6,895	6,653

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	June 30,	September 30,
	2013	2012

Cash and cash equivalents	$10,424	$8,722
Accounts receivable, net	5,085	4,391
Prepaid expenses and other current assets	858	591
Total current assets	16,367	13,704

Property and equipment, net	286	281
Intangible and other assets, net	7,533	8,820

	$24,186	$22,805

Current portion of long-term debt	$900	$900
Current portion of note payable	267	-
Accounts payable and accrued expenses	3,290	2,468
Deferred revenue - current portion	6,283	6,295
Total current liabilities	10,740	9,663

Note payable	2,834	2,983
Other long-term liabilities	416	465
Total long-term liabilities	3,250	3,448

Total shareholders' equity	10,196	9,694

	$24,186	$22,805